EXHIBIT 23.2



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 22, 1995, in Amendment No. 2 to the Registration Statement (Form S-1 No. 33-52711) and related Prospectus of Terex Corporation for the Registration of 1,200,000 shares of its Series A Cumulative Redeemable Convertible Preferred Stock (the "Preferred Stock") and the shares of its common stock issuable upon the conversion of the Preferred Stock.


ERNST & YOUNG LLP

Greenville, South Carolina
January 24, 1996